EXHIBIT 10.50
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                  SETTLEMENT, RELEASE, AND SEVERANCE AGREEMENT

This Settlement, Release and Severance Agreement (hereinafter "Agreement") is made and entered into by and between Donald J. Baumgartner (hereinafter referred to as the "Releasor" or "Employee" and Extended Systems Incorporated, a corporation, and its officers, principals, agents, employees, directors, representatives, insurers, and all other persons or entities acting for, by or through any of them (individually and/or collectively referred to herein as the "Releasees").

A. Whereas, the Releasor's date of hire with Extended Systems Incorporated (the "Company") was 8/15/1990.

B. Whereas, the Releasor's active employment with the Company will be terminated on January 30, 2003.

C. Whereas, the Company has agreed to pay severance in the total amount of $77,180 (less taxes) which represents six months of base pay and $2000 in lieu of fringe benefits to Releasee in exchange and as consideration for execution by Releasor of this Agreement. This severance benefit will be paid out over time according to Extended Systems' normal bi-monthly pay cycle.

Now therefore, in consideration of the agreements and covenants contained in this Settlement, Release, and Indemnity Agreement, it is hereby understood and agreed by and between the parties hereto as follows:

1. That in consideration of severance payment in the amount of $77,180 (less taxes), which represents six months of base pay and $2000 in lieu of fringe benefits, the Releasor does hereby release, acquit, and forever discharge the Releasees, individually and collectively, of and from any and all claims, actions, causes of actions, demands, rights, damages, costs, expenses, and compensation whatsoever which the Releasor now has or may hereafter acquire, arising out of or in any way connected with any and all known and unknown, foreseen and unforeseen rights, claims, and damages resulting from or in any way arising out of Releasor's employment with Releasee. This release and discharge by the Releasor (on behalf of Releasor, heirs, spouses, and assigns) in favor of the Releasees includes, but is not limited to, all claims and damages allowable by law or equity for any and all events, occurrences, and circumstances occurring by and between the Releasor and the Releasees arising from or in any way connected with Releasor's employment with the Company.

2. This release applies to all charges, complaints, claims, liabilities, obligations, promises, agreements, controversies, damages, actions, causes of action, suits, rights demands, costs, losses, debts and expenses (including attorney's fees and costs actually incurred) of any nature whatsoever known or unknown, suspected or unsuspected, including, but not limited to, rights under the Age Discrimination in Employment Act of 1967, as amended, Title VII of the Civil Rights Act of 1964, as amended, and other federal, state, or local laws, including without limitation common law prohibiting discrimination, claims growing out of any legal restrictions on the Company's right to terminate employees ("Claim" or "Claims"), which Releasor now has, owns or holds, or claims to have owned or held, or which Releasor at any time hereinafter may have owned or held or claimed to have owned or held against the Company. Releasor has been given at least fourteen (14) days within which to consider this settlement agreement.

3. That it is understood and agreed by the Releasor and the Releasees that, as additional consideration for this Agreement, the proprietary and confidential information regarding the Company obtained by Releasor during his employment with the Company and the terms and conditions of this Agreement are strictly confidential and shall not be revealed to any one other than legal counsel representing the parties, tax preparers or tax consultants, or such other individuals or entities agreed to by the parties in writing, or by order of a court of competent jurisdiction. The parties to this Agreement further agree that these confidentiality provisions are significant and material provisions of this Agreement and are to be strictly adhered to and enforced.

     Terms of Releasor's Non-Disclosure Agreement, referred to in the Functional Management Team Employment Agreement signed and dated by Releasor on January 17, 2002, will continue in full force and effect for a period of
     (1) year after the date of termination. Terms of this Agreement are:

     NONDISCLOSURE BY RELEASOR. Releasor agrees that he or she shall never, directly or indirectly, use, disseminate, disclose, lecture upon or publish any information concerning financial information, patents, copyrights, inventions, trade secrets, technical processes, methods, formulas, techniques, proprietary rights, products, services, and technical information of Extended Systems to any third party or to the public without the written consent of Extended Systems. Releasor acknowledges and agrees that he can be held liable to Extended Systems for damages caused by any improper disclosure of Extended Systems information. This shall not prohibit a discussion of information that has been previously distributed and is generally known in the computer-related industry.

     IMPROVEMENTS TO ESI PRODUCTS AND RELATED INVENTIONS. It is agreed that during the term of this Agreement any inventions or improvements of ESI products, processes, or programs conceived, designed or developed by Releasor that relate to the subject matter of materials supplied or products manufactured by ESI or that relate to the research and development of ESI or result from any task assigned to Releasor by ESI shall by property of ESI and shall be communicated by Releasor to ESI without delay. Releasor agrees to execute any necessary documents to establish ESI's ownership of the matters referred to in this paragraph or to transfer ownership from Releasor to Extended Systems. All matters referred to in this paragraph shall be protected against nondisclosure in the manner as CONFIDENTIAL INFORMAITON under this Agreement.

4. Releasor also agrees that for a period of six (6) months after the termination of their employment with Extended Systems Incorporated, that they shall not induce or attempt to induce any employee, agent or consultant of Extended Systems Incorporated or any subsidiary to terminate his or her association with Extended Systems Incorporated or any affiliates. Extended Systems Incorporated and Releasor agree that the provisions of this paragraph contain restrictions that are not greater than necessary to protect the interests of Extended Systems Incorporated. In the event of the breach or threatened breach by Releasor of this paragraph, Extended Systems Incorporated, in addition to all other remedies available to it at law or in equity, will be entitled to seek injunctive relief and/or specific performance to enforce this paragraph.

5. That it is understood and agreed by the Releasor that no promise, inducement or agreement not stated herein has been made to him or her and that this Agreement contains the entire agreement among the parties hereto, and that the terms of this Agreement are contractual and not mere recitals.

6. That it is understood and agreed by the Releasor that this Agreement is entered into in the state of Idaho and shall be construed and interpreted in accordance with Idaho law.

7. Releasor also certifies that they do not have in their possession or control, and that they have not taken or will not take from the Company premises, any Company property. Company property includes, but is not limited to, products, tools, inventory, or proprietary data or copies thereof including engineering notebooks, patent applications, technical reports, or other documents which are not generally available to the public. Releasor will retain all confidential information in trust and confidence for Extended Systems Incorporated and not disclose or discuss it with anyone or use it for personal gain. Releasor recognizes that these obligations continue beyond termination until the information becomes public or Extended Systems Incorporated grants written permission to use or disclose it.

8. Releasor further understands and agrees that all work they have done to this point will be turned over to the company prior to their termination date.

DATED as of January 20th, 2003.
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             Month        Day
                                            /s/ Donald J. Baumgartner
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                                            Employee and Releasor